Exhibit 99.1
AMENDMENT TO THE
OXFORD INDUSTRIES, INC.
LONG-TERM STOCK INCENTIVE PLAN
September 26, 2006
     WHEREAS, Oxford Industries, Inc. (the “Company”) adopted the Oxford Industries, Inc. Long-Term Stock Incentive Plan (the “Plan”) as of July 27, 2004;
     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan; and
     WHEREAS, the Company desires to amend the Plan as of the date first set forth above to specify that Shares that were available for grant as of the effective date of the Plan, or that thereafter otherwise become available for grant, under any stock option or restricted stock plan of the Company other than the Plan shall not be granted under such plan or under the Plan.
     NOW, THEREFORE, the last sentence of Section 3(a) of the Plan shall be, and it hereby is, amended and restated to read in its entirety as follows:
“Shares that were available for grant as of the effective date of this Plan, or that thereafter otherwise become available for grant, under any stock option or restricted stock plan of the Company other than the Plan (including the Oxford Industries, Inc. 1992 Stock Option Plan, the Oxford Industries, Inc. 1997 Stock Option Plan, and the Oxford Industries, Inc. 1997 Restricted Stock Plan (collectively, the “Pre-Existing Plans”)) shall be deemed null and void and shall not be granted or available for grant under the Pre-Existing Plans or under the Plan.”
Except as specifically amended herein, the terms of the Plan shall remain in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Amendment to the Oxford Industries, Inc. Long-Term Stock Incentive Plan to be executed as of the date first set forth above.

OXFORD INDUSTRIES, INC.
By	/s/ Thomas C. Chubb III
	Name:	Thomas C. Chubb III
	Title:	Executive Vice President